   As filed with the Securities and Exchange Commission on November 30, 2001
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  IMATRON INC.
               (Exact name of issuer as specified in its charter)


          NEW JERSEY                                      94-2880078
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                           389 OYSTER POINT BOULEVARD
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
               (Address of Principal Executive Offices) (Zip Code)


                           STOCK BONUS INCENTIVE PLAN
                             2001 STOCK OPTION PLAN
                           (Full titles of the plans)


                                 S. LEWIS MEYER
                             CHIEF EXECUTIVE OFFICER
                                  IMATRON INC.
                           389 OYSTER POINT BOULEVARD
                      SOUTH SAN FRANCISCO, CALIFORNIA 94080
                     (Name and address of agent for service)


                                 (650) 583-9964
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                              ROGER S. MERTZ, ESQ.
                     ALLEN MATKINS LECK GAMBLE & MALLORY LLP
                           333 BUSH STREET, SUITE 1700
                      SAN FRANCISCO, CALIFORNIA 94104-2806
                                 (415) 837-1515


                         CALCULATION OF REGISTRATION FEE

                                                               Proposed             Proposed
        Title of Securities                Amount to be     maximum offering     maximum aggregate         Amount of
         to be registered                   registered       price per unit       offering price       registration fee
--------------------------------------     ------------     ----------------     -----------------     ----------------
Stock Bonus Incentive Plan
Common Stock, no par value(1, 2)......       1,000,000             $1.85            $1,850,000              $462.50

2001 Stock Option Plan
Common Stock, no par value(3).........       5,000,000             $1.85            $9,250,000            $2,312.50

TOTAL REGISTRATION FEES                                                                                   $2,775.00

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 1,000,000 shares of Common Stock registered herein and authorized for issuance pursuant to the Stock Bonus Incentive Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on November 27, 2001 because the price at which the shares to be issued in the future under the plan is not currently determinable.

(2) These securities are of the same class and in addition to the 2,200,000 shares of Common Stock initially available to be granted under the Stock Bonus Incentive Plan and previously registered pursuant to Registration Statements Nos. 33-20939 and 333-15081. The total number of shares of Common Stock now issuable under the Stock Bonus Incentive Plan, as amended, is 3,200,000.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the 5,000,000 shares of Common Stock authorized for issuance pursuant to the 2001 Stock Option Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on November 27, 2001 because the price at which the shares may be issued in the future under the plan is not currently determinable.

The Exhibit Index for this Registration Statement follows the signature page.

                                  IMATRON INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 registers shares authorized to be issued under the Stock Bonus Incentive Plan (the "Stock Bonus Plan") and the 2001 Stock Option Plan (the "2001 Plan"). An explanation of the registration of shares under each plan follows:

     Pursuant to Board action on January 19, 2001 and Stockholder approval on May 11, 2001, the number of shares available for issuance under the Stock Bonus Plan was increased from 2,200,000 to 3,200,000. Under previously filed Registration Statements on Form S-8 (File Nos. 33-20939 and 333-15081) (incorporated herein by reference), the Registrant registered 2,200,000 shares that may be issued under the Stock Bonus Plan. Pursuant to Section E of the General Instructions on Form S-8, the Registrant is registering 1,000,000 additional shares under the Stock Bonus Plan.

     The Registrant is further registering 5,000,000 shares that may be issued under the 2001 Stock Option Plan, which was adopted by the Board of Directors on January 19, 2001 and approved by the stockholders on May 11, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration Statement.

     1.   Registrant's Registration Statement on Form S-8, File No. 33-20939;

     2.   Registrant's Registration Statement on Form S-8, File No. 333-15081;

     3. Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (as amended by Form 10-K/A filed on March 30, 2001);

     4. Registrant's quarterly reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2001 and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Registrant's fiscal year ended December 31, 2000; and

     5. The description of Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 12, 1983 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article IX of the Bylaws of the Registrant sets forth the extent to which officers or directors of the Registrant may be indemnified against any liabilities that they may incur. The general effect of such Bylaw provision is that any person made a party to an action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or of another corporation or other enterprise which he served as such at the request of the Registrant, shall be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding, to the full extent permitted under the laws of the State of New Jersey.

     The general effect of the indemnification provisions contained in Section14A:3-5 of the New Jersey Business Corporation Act is as follows: A director or officer who, by reason of such directorship or officership, is involved in any action, suit or proceeding (other than an action by or in the right of the Registrant) may be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director or officer who, by reason of such directorship or officership, is involved in any action or suit by or in the right of the Registrant may be indemnified by the Registrant against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification may be made in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless and only to the extent that a court of appropriate jurisdiction shall approve such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     1.   Opinion of Allen Matkins Leck Gamble & Mallory LLP;

     2. Stock Bonus Incentive Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-8, August 18, 1999);

     3. 2001 Stock Option Plan (incorporated by reference to the Company's Definitive Proxy Statement on Schedule 14A, April 16, 2001);

     4. Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of Exhibit 5 hereto);

     5.   Consent of KPMG LLP, Independent Auditors; and

     6. Power of Attorney (included on the signature page of the Registration Statement).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section

13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Amended and Restated Certificate of Incorporation and Bylaws, and the New Jersey Business Corporation Act, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 29th day of November, 2001.


                                        Imatron Inc.
                                        (a New Jersey corporation)


                                        By: /s/ S. Lewis Meyer
                                           ------------------------------
                                           S. Lewis Meyer
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints S. Lewis Meyer such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                           TITLE                     DATE

/s/ S. Lewis Meyer                Chief Executive Officer      November 29, 2001
-------------------------------          and Director
    S. Lewis Meyer


/s/ Douglas P. Boyd               Chief Technology Officer     November 29, 2001
-------------------------------    and Chairman of the
    Douglas P. Boyd, Ph.D.          Board of Directors


/s/ John L. Couch                 Vice President of R&D        November 29, 2001
-------------------------------        and Director
    John L. Couch


/s/ William J. Mcdaniel                  Director              November 19, 2001
-------------------------------
    William J. McDaniel, M.D.


/s/ Richard K. Myler                     Director              November 29, 2001
-------------------------------
    Richard K. Myler, M.D.


/s/ Aldo J. Test                         Director              November 19, 2001
-------------------------------
    Aldo J. Test


/s/ Frank Cahill                  Chief Financial Officer,     November 29, 2001
-------------------------------   Vice President, Finance
    Frank Cahill                    and Administrative,
                                   Secretary (Principal
                                    Financial Officer)


/s/ Regina Serapio                Corporate Controller         November 29, 2001
-------------------------------
    Regina Serapio

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  5       Opinion of Allen Matkins Leck Gamble & Mallory LLP

 10.1 Stock Bonus Incentive Plan, as amended (incorporated by reference to the Company's Registration Statement on Form S-8, August 18, 1999)

 10.2     2001 Stock Option Plan (incorporated by reference to the Company's
          Definitive Proxy Statement on Schedule 14A, April 16, 2001)

 23.1 Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of Exhibit 5 hereto)

 23.2     Consent of KPMG LLP, Independent Auditors

 24       Power of Attorney (included on the signature page of the Registration
          Statement)
